UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2006

Chicago Mercantile Exchange Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2006, the Board of Directors of Chicago Mercantile Exchange Holdings Inc. (the "Company") appointed Terrence A. Duffy, the Company’s current Chairman, to serve as the Executive Chairman. On November 1, 2006, the Compensation Committee approved and the Board of Directors ratified Mr. Duffy’s compensation for his service as the Executive Chairman. For his continued service, Mr. Duffy is entitled to an annual base salary of $950,000. Beginning in 2007, Mr. Duffy will also be eligible to receive an annual bonus under the Company’s Annual Incentive Plan with a target bonus equal to 75% of base earnings. Mr. Duffy will also participate in our equity program and will be eligible to receive annual equity grants with a value equal to 175% of his base salary comprised of 25% restricted stock and 75% options. As an executive officer, Mr. Duffy will also be entitled to insurance, vacation and other employee benefits commensurate with his position in accordance with our policies for members of our senior management in effect from time to time. As a condition to employment as an officer of the Company, Mr. Duffy was also required to execute the Company’s standard confidentiality, non-competition and non-solicitation agreement.

The Compensation Committee also approved and the Board of the Directors ratified Mr. Duffy’s retention payment that was previously approved by the Board of Directors on January 31, 2005, with the clarification that the payment amount would be based upon Mr. Duffy’s annual base salary in lieu of the annual cash stipend he formally received for serving as a non-executive chairman. As a result, Mr. Duffy will be entitled to a payment equal to his annual base salary ("Retention Payment") if at the end of his term as Executive Chairman he is willing and able to serve another term as Executive Chairman and is not nominated for reelection to the Board and/or is not reelected to the position of Executive Chairman by the members of the Board, if he is eligible; provided, that in such event Mr. Duffy shall assist with the transition of responsibilities to a new chairman, provided further, that in no event shall the Executive Chairman be entitled to the Retention Payment if he has been removed or not reelected because of his breach of fiduciary duty to the shareholders or because of his willful failure to fulfill his duties and obligations as chairman, all as determined by a majority of the independent, non-industry directors of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

November 6, 2006	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary